SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-3

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2004

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 2. Acquisition or Disposition of Assets

        Derma Sciences, Inc. (the “Registrant”), on January 9, 2004, purchased from Kimberly-Clark Corporation certain assets theretofore employed by Kimberly-Clark in the manufacture of wound care products (the “Transaction”). The Registrant filed its original and amended reports on Form 8-K relative to the Transaction on January 23, 2004, January 26, 2004 and February 5, 2004, respectively. The purpose of the present amended report is to file financial statements and exhibits relative to the Transaction pursuant to Item 7 of Form 8-K and Item 310(c) of Regulation S-B.

        The wound care assets acquired by the Registrant did not constitute a separate entity, subsidiary or division of Kimberly-Clark. Furthermore, Kimberly-Clark has not maintained the distinct and separate accounts necessary to present full financial statements of the acquired wound care assets. Accordingly, the Registrant is providing statements of assets acquired and liabilities assumed and statements of revenues and costs of revenues relative to the wound care assets in lieu of the financial statements otherwise required by Regulation S-X.

Item 7. Financial Statements and Exhibits

(a)     Statements of Assets Acquired and Liabilities Assumed and Statements of Revenues and Cost of Revenues.

        The audited Statements of Assets Acquired and Liabilities Assumed as of December 31, 2002 and 2001 and the audited Statements of Revenues and Cost of Revenues for the year ended December 31, 2002 and 2001 of the Kimberly-Clark Wound Care Product Line are filed herewith as Exhibit 99.1.

        The unaudited Statement of Assets Acquired and Liabilities Assumed as of September 30, 2003 and the Statements of Revenues and Cost of Revenues for the nine months ended September 30, 2003 and 2002 of the Kimberly-Clark Wound Care Product Line are filed herewith as Exhibit 99.2.

(b)     Pro Forma financial Information.

        The unaudited pro forma Consolidated Balance Sheet at September 30, 2003 and the Unaudited pro forma Consolidated Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 of the Registrant and the Kimberly-Clark Wound Care Product Line are filed herewith as Exhibit 99.3.

(c) Exhibits

23.1	Consent of Windham Brannon, P.C.

99.1	Audited Statements of Assets Acquired and Liabilities Assumed as of December 31, 2002 and 2001 and Revenues and Cost of Revenues for the year ended December 31, 2002 and 2001 of the Kimberly-Clark Wound Care Product Line.

99.2	Unaudited Statement of Assets Acquired and Liabilities Assumed as of September 30, 2003 and Statements of Revenues and Cost of Revenues for the nine months ended September 30, 2003 and 2002 of the Kimberly-Clark Wound Care Product Line.

99.3	Unaudited pro forma consolidated Balance Sheet at September 30, 2003 and Unaudited pro forma consolidated Statements of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 of the Registrant and the Kimberly-Clark Wound Care Product Line.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: March 22, 2004	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer